CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1



                             Grassi & Co,,CPAs,P.C.
                               New York, New York




We consent to the use of our report dated April 27, 2001, on the consolidated financial statements of Dominix, Inc., included herein and to the reference made to us.

We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/  Grassi & Co,,CPAs,P.C.
------------------------------------
Grassi & Co,,CPAs,P.C.,


September 26, 2001